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                                                  SAFECO Life Insurance Company
[SAFECO logo]                                               5069 154th Place NE
                                                 Redmond, Washington 98052-9669

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This is a legal Contract between the Owner (referred to in this Contract as
"you" and "your") and SAFECO Life Insurance Company (referred to in this Contract as "SAFECO Life", "our", "us", and "we"). SAFECO Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. SAFECO Life will make annuity payments to the payee (you or someone you choose), beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of this Contract. SAFECO Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

If you have questions, comments, or complaints, please contact SAFECO Life at 1-877-4SAFECO (472-3326).

                          READ YOUR CONTRACT CAREFULLY

Right to Examine the Contract: If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to SAFECO Life or to the registered representative who sold you this Contract. When we receive this Contract, we will refund your contract value, your Purchase Payments, or the greater of the two, depending on your state's requirements. In states where we are required to return Purchase Payments, we reserve the right to allocate all Purchase Payments designated for the various Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old.







Signed for SAFECO Life Insurance Company by:


/s/ R. A. Pierson                                          /s/ Randall H. Talbot
R. A. Pierson                                                  Randall H. Talbot
Sr. Vice President and Secretary                                       President

              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. ALL VALUES AND PAYMENTS BASED ON THE GUARANTEED INTEREST PERIOD FIXED ACCOUNT OPTION, WHEN TAKEN BEFORE THE END OF A GUARANTEED PERIOD, MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY CAUSE SUCH VALUES AND PAYMENTS TO INCREASE OR DECREASE.




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                                                           TABLE OF CONTENTS
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CONTRACT DATA PAGE...................................................................................................Insert

DEFINITIONS
         Accumulation Phase...............................................................................................1
         Accumulation Unit................................................................................................1
         Annuitant........................................................................................................1
         Annuity Date.....................................................................................................1
         Annuity Unit.....................................................................................................1
         Beneficiary......................................................................................................1
         Contract.........................................................................................................1
         Contract Year....................................................................................................1
         Fixed Account Options............................................................................................1
         General Account..................................................................................................1
         Guaranteed Period................................................................................................1
         Income Phase.....................................................................................................1
         IRC..............................................................................................................1
         Market Value Adjustment (MVA)....................................................................................1
         Owner............................................................................................................1
         Portfolios.......................................................................................................1
         Purchase Payment.................................................................................................2
         Separate Account.................................................................................................2

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT...............................................................................................2
         OWNER............................................................................................................2
         ANNUITANT........................................................................................................2
         BENEFICIARY......................................................................................................2
                  Change of Beneficiary...................................................................................2

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS................................................................................................3
         ALLOCATION OF PURCHASE PAYMENTS..................................................................................3
         ACCUMULATION UNITS...............................................................................................3

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS......................................................................................4
                  Substitution of Shares..................................................................................4
         FIXED ACCOUNT OPTIONS............................................................................................4
                  Dollar Cost Averaging Fixed Account Option..............................................................4
                  Guaranteed Interest Period Fixed Account Option.........................................................4
         CONTRACT VALUE...................................................................................................5
         TRANSFERS........................................................................................................5

CHARGES
         INSURANCE CHARGES................................................................................................6
                  Mortality and Expense Risk Charge.......................................................................6
                  Asset Related Administration Charge.....................................................................6
         WITHDRAWAL CHARGE................................................................................................6
         TRANSFER CHARGE..................................................................................................6
         PREMIUM TAXES....................................................................................................6
         INCOME OR OTHER TAXES............................................................................................7


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WITHDRAWAL PROVISIONS
         WITHDRAWALS......................................................................................................7
                  Repetitive Withdrawals..................................................................................7

ANNUITY PAYMENT PROVISIONS
         ANNUITY PAYMENTS.................................................................................................7
                  Life Annuity............................................................................................8
                  Life Annuity with Guaranteed Period.....................................................................8
                  Joint and Survivor Life Annuity.........................................................................8
                  Payments Based on a Number of Years.....................................................................8
                  Automatic Option........................................................................................8
         CALCULATION OF ANNUITY PAYMENTS..................................................................................8
                  Fixed Annuity Payments..................................................................................9
                  Variable Annuity Payments...............................................................................9
                  Changing Portfolio Elections after the Annuity Date....................................................10

DEATH BENEFIT PROVISIONS
         DEATH OF ANNUITANT Prior to the Annuity Date....................................................................10
         DEATH OF OWNER Prior to the Annuity Date........................................................................10
                  Calculation of Death Benefit...........................................................................10
                  Payment of Death Benefit...............................................................................11
         DEATH OF ANNUITANT On or After the Annuity Date.................................................................12
         DEATH OF OWNER On or After the Annuity Date.....................................................................12

GENERAL PROVISIONS
         ACCOUNT STATEMENTS..............................................................................................12
         ASSIGNMENT OF BENEFITS..........................................................................................12
         COMMUNICATIONS..................................................................................................12
         ESSENTIAL DATA..................................................................................................12
         EVIDENCE OF SURVIVAL............................................................................................12
         MISSTATEMENT OF AGE OR SEX......................................................................................13
         NONPARTICIPATION................................................................................................13
         SEPARATE ACCOUNT................................................................................................13
         STATE REQUIRED BENEFITS.........................................................................................13
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS.......................................................13
         TERMINATION OF CONTRACT.........................................................................................13
         THE CONTRACT....................................................................................................13
         VOTING RIGHTS...................................................................................................13

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE............................................................................14
         FIXED ANNUITY PURCHASE RATE TABLE...............................................................................15

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                                   DEFINITIONS
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Accumulation Phase                  The period between the date we allocate
                                    your first Purchase Payment and the Annuity
                                    Date.
Accumulation Unit                   A measurement used
                                    to calculate the value of a Portfolio during
                                    the Accumulation Phase and variable
                                    annuity payments made under the
                                    Payments Based on a Number of Years annuity
                                    option.
Annuitant                           The natural person(s) on whose life/lives
                                    annuity payments are based. You are the
                                    Annuitant unless you designate someone else
                                    before the Annuity Date.
Annuity Date                        The date annuity payments begin under an
                                    annuity option.
Annuity Unit                        A measurement used to calculate
                                    variable annuity payments during the Income
                                    Phase, except for the Payments Based on a
                                    Number of Years annuity option.
Beneficiary                         The person(s) entitled to receive any
                                    benefits upon the death of the Owner or, if
                                    applicable, the Annuitant.
Contract                            This Flexible Premium Deferred Variable
                                    Annuity.
Contract Year                       A 12-month period starting on the
                                    contract date shown on your contract data
                                    page and each anniversary of that date.
Fixed Account Options               The investment options of
                                    this Contract that provide for guaranteed
                                    interest. Purchase Payments allocated to the
                                    Fixed Account Options become part of SAFECO
                                    Life's General Account.
General Account                     The assets of SAFECO Life other than those
                                    attributable to Separate Accounts.
Guaranteed Period                   A period of years for which we have
                                    guaranteed a specific annual effective
                                    interest rate on a Purchase Payment
                                    allocated to the Guaranteed Interest Period
                                    Fixed Account Option.
Income Phase                        The period beginning on the Annuity Date
                                    during which the payee receives annuity
                                    payments.
IRC                                 The Internal Revenue Code of 1986, as
                                    amended.
Market
Value Adjustment (MVA)              A positive or negative adjustment
                                    that may apply whenever
                                    money is moved from the Guaranteed Interest
                                    Period Fixed Account Option before the end of a Guaranteed Period.


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Owner                               The person(s) or entity(ies) named on the
                                    contract application, unless changed. The
                                    Owner has all ownership rights under this
                                    Contract.
Portfolios                          The variable investment options available
                                    under the Contract.

Purchase Payment                    An amount paid to SAFECO Life for
                                    allocation under this Contract, less any
                                    premium tax due at the time this payment is
                                    made.
Separate Account                    A segregated asset account established under
                                    Washington law and shown on the contract
                                    data page.
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                              THE ANNUITY CONTRACT
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ABOUT THE CONTRACT                  This Contract is an agreement
                                    between SAFECO Life and you, the Owner,
                                    where we promise to pay the payee (you or someone you choose) an income in the form of annuity payments, beginning on the date you select, or a death benefit to your Beneficiary(ies). When you are investing money, your Contract is in the Accumulation
                                    Phase. Once you begin receiving annuity
                                    payments, your Contract is in the Income
                                    Phase.

                                    You purchased this Contract with the initial
                                    Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                    The Contract is called a variable annuity because you can allocate money among variable investment Portfolios available within the Separate Account. The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments. You may also allocate money to the Fixed Account Options which credit guaranteed interest rates.

OWNER The Owner is shown on the contract application, unless changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

                                    If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page.

ANNUITANT                           The Annuitant is/are the person(s) on whose
                                    life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum annuitization age shown on the contract data page when annuity payments begin.

                                    Owners who are non-natural persons (for
                                    example, corporations or trusts) may not change the Annuitant.

BENEFICIARY                         The Beneficiary receives any benefit payable
                                    after you die or, if applicable, after the Annuitant(s) dies. You initially name your Beneficiaries on the contract application.

     Change of Beneficiary          You may change your Beneficiary designation
                                    at any time by sending us a signed and dated
                                    request.However, if a Beneficiary
                                    designation is irrevocable, that
                                    Beneficiary must consent in writing
                                    to any change. A new Beneficiary
                                    designation revokes any prior designation
                                    and is not effective until we record the
                                    change. We are not responsible for the
                                    validity of any Beneficiary designation nor
                                    for any actions we may take prior to
                                    receiving and recording a Beneficiary
                                    change.
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                           PURCHASE PAYMENT PROVISIONS
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PURCHASE PAYMENTS                  During the Accumulation Phase, you
                                   may make additional Purchase Payments. You may change the amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the contract data page. If you stop making Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

                                   Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 34690, Seattle, WA
                                   98124-1690, or in a manner agreed to by
                                   SAFECO Life.

                                   We reserve the right to refuse any Purchase
                                   Payment. If we do not accept a Purchase
                                   Payment, we will return it within five days.

ALLOCATION OF PURCHASE PAYMENTS    Your initial and subsequent
                                   Purchase Payments will be allocated
                                   according to your instructions on
                                   your contract application. You may change the way subsequent Purchase Payments are allocated by providing us with new instructions.

                                   Once we receive your Purchase Payment, the portion to be allocated to a Fixed Account Option is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange
                                   (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                   When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the SAFECO RST Money Market Portfolio until the Contract is 15 days old. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION                       When you make Purchase Payments or transfers
UNITS                              into a Portfolio, we credit your Contract
                                   with Accumulation Units. Conversely, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

                                   We calculate the value of an Accumulation
                                   Unit for each Portfolio after the NYSE closes each day by:
                                   (1)    determining the total value of the
                                          particular Portfolio attributable to
                                          the applicable Contracts;
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                                   (2)    subtracting from that amount the
                                          mortality and expense risk charge, the
                                          asset related administration charge,
                                          and any taxes SAFECO Life may incur on
                                          earnings attributable to the
                                          applicable Contracts; and
                                   (3)    dividing this amount by the number of
                                          outstanding Accumulation Units of the
                                          particular Portfolio attributable to
                                          the applicable Contracts.

                                   The value of an Accumulation Unit may go up
                                   or down from day to day.
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                               INVESTMENT OPTIONS
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VARIABLE INVESTMENT OPTIONS        You may allocate money to
                                   the Portfolios shown on the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract. Portfolios have different investment objectives. Investment performance of a Portfolio may be positive or negative.

     Substitution of Shares        If any shares of the Portfolios are
                                   no longer available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange
                                   Commission (SEC) and give you notice before doing this.

FIXED ACCOUNT OPTIONS              You may allocate money to the
                                   Fixed Account Options shown on the contract data page and described below. These options are part of SAFECO Life's General Account and provide for guaranteed interest rates.

                                   We credit interest daily from the date the money is allocated to the specific Fixed Account Option up to, but not including, the date the money is withdrawn or transferred. We credit interest at a rate that compounds over one year to the annual effective interest rate we guaranteed when the money was allocated. The annual effective interest rate will be at least 3.00%.

     Dollar Cost Averaging (DCA)   If you allocate all or part of a Purchase
     Fixed Account Option          Payment to the Dollar Cost Averaging Fixed
                                   Account Option, we will credit interest at a specified rate on amounts prior to their being transferred to Portfolios you select.
                                   Monthly transfers are made over a 6-month or 12-month period as selected by you. You may not make another Purchase Payment to this option until the entire value in this option has been transferred out, and you may not transfer money into this option. You may not choose this option within 12 months of the Annuity Date.




     Guaranteed Interest Period   If you allocate money to the Guaranteed
     Fixed Account Option         Interest Period Fixed Account Option, we will
                                  credit interest at a specified rate for a Guaranteed Period. You may select different
                                  Guaranteed Periods for each amount you
                                  allocate to this option, and each allocation starts a new Guaranteed Period. Each
                                  Guaranteed Period we offer may have a
                                  different interest rate. We may change the rates we offer for new Guaranteed Periods at any time. In the future we may offer
                                  Guaranteed Periods of different lengths or stop offering some Guaranteed Periods.

                                  Money allocated to a Guaranteed Period under this option matures the day after the Guaranteed Period ends. Within 30 days after the end of the Guaranteed Period, you may:

                                  o take no action and we will automatically apply your value to a new Guaranteed
                                     Period of the same or next shorter
                                     duration. The next shorter duration will be used if the prior Guaranteed Period is not currently available. The new Guaranteed Period earns interest at the then current interest rate for that Guaranteed Period and begins the day after the prior Guaranteed Period ended;
                                     or
                                  o notify us to allocate all or a portion of your value to one or more new
                                     Guaranteed Periods beginning the day
                                     after the prior Guaranteed Period ended; or
                                  o notify us to allocate all or a portion of your value to one or more of the Portfolios on the day we receive the notification; or
                                  o  withdraw all or a portion of your value.

                                   If you select one of the last two
                                   alternatives, we will credit interest at the rate we are currently offering for Guaranteed Periods of the same or next shorter duration from the day after the Guaranteed Period ended until the day we receive your instructions.

                                   If you move money out before the end of a Guaranteed Period, either as a transfer, withdrawal, or to purchase annuity payments, there will be a Market Value Adjustment
                                   (MVA). The formula used to calculate the MVA is shown on the contract data page. The MVA is based primarily on the difference between the interest rate being credited to the money you move and the current interest rate offered for a Guaranteed Period of the same duration. In general, if interest rates have dropped, the MVA will be positive and if interest rates have risen, it will be negative. Unless you tell us otherwise, the MVA will be applied to your remaining contract value. If amounts are taken from more than one Guaranteed Period at the same time, the MVA is calculated individually for each Guaranteed Period. We will not apply an MVA if you move money within 30 days after the end of a Guaranteed Period.

CONTRACT VALUE                     Your contract value is the sum of the values
                                   in the Portfolios and the Fixed Account
                                   Options attributable to your Contract.
                                   We calculate this by:
                                   o  adding all the Purchase Payments you
                                      invested;
                                   o  subtracting the charges which have been
                                      deducted;
                                   o  subtracting the withdrawals you have made
                                      (adjusted for any MVA);
                                   o  adjusting for any MVA on amounts that were
                                      transferred to the Portfolios;
                                   o  adjusting for each Portfolio's gain or
                                      loss;
                                   o  adding the interest we credit to each
                                      Fixed Account Option while any of your
                                      contract value is in that option;
                                   o  subtracting the amounts withdrawn for an
                                      annuity option; and
                                   o  subtracting the amounts withdrawn to pay
                                      the death benefit.

 TRANSFERS                         During  the  Accumulation  Phase,  you can
                                   transfer money from any of the Portfolios and/or any Guaranteed Periods under the Guaranteed Interest Period Fixed Account
                                   Option to any of the Portfolios and/or any new Guaranteed Periods. In each Contract Year you can make 12 transfers free of charge.
                                   Each additional transfer in a Contract Year may have a transfer charge, as shown on the contract data page.

                                   The  minimum  amount
                                   you can transfer out of any Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account Option at one time is $500, or the entire value if less. You must transfer the entire amount out of a Portfolio or Guaranteed Period under the Guaranteed Interest
                                   Period Fixed Account Option if, after a
                                   transfer, the remaining balance would be less than $500. The minimum amount you can transfer into an investment option is:
                                   o $50 for transfers into any Portfolio;  and
                                   o $1,000 for transfers into any new
                                     Guaranteed Period under the Guaranteed
                                     Interest Period Fixed Account Option.

                                   We reserve the right to reject any transfer request from any person if, in our judgment, a Portfolio would be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. We reserve the right to modify, suspend, or terminate transfer privileges at any time.

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                                    CHARGES
================================================================================
The following charges apply to your Contract:

INSURANCE CHARGES                   Each day we make deductions for our
                                    insurance charges. We do this as part of our calculation of the value of Accumulation
                                    Units and Annuity Units. The insurance
                                    charge has two parts: (1) the mortality and expense risk charge and (2) the asset related administration charge.

     Mortality and Expense Risk     This charge is equal, on an annual basis,
     Charge                         to a percentage of the average daily value
                                    of your Contract allocated to the
                                    Portfolios. The percentage is shown on the contract data page.

     Asset Related Administration   This charge is equal, on an annual basis,
     Charge                         to a percentage of the average daily value
                                    of your Contract allocated to
                                    the Portfolios. The percentage is shown on the contract data page.

WITHDRAWAL CHARGE                   The withdrawal charge, shown on the
                                    contract data page, is deducted from your Contract for each withdrawal after the first withdrawal in a Contract Year.

                                    We will not deduct this charge for annuity payments, repetitive withdrawals, or if you withdraw the entire contract value.

TRANSFER CHARGE                     The transfer charge, shown on the
                                    contract data page, is deducted from your Contract for each transfer after the 12th transfer in a Contract Year.

                                    Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation sweep, or portfolio rebalancing do not count against your 12 free transfers, provided the scheduled transfers continue for at least 6 months.

PREMIUM TAXES                       The contract data page shows whether or not
                                    premium tax is charged in your state as of the contract date.

INCOME OR OTHER TAXES               Currently we do not pay income or other
                                    taxes on earnings attributable to your
                                    Contract. However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

================================================================================
                              WITHDRAWAL PROVISIONS
================================================================================
WITHDRAWALS                         During the Accumulation Phase, you may
                                    withdraw part or all of your contract value.
                                    Each withdrawal must be at least $250, or the contract value if less. You must withdraw the entire amount out of a Portfolio or Guaranteed Period under the Guaranteed Interest Period Fixed Account
                                    Option if, after a withdrawal, the remaining balance in the Portfolio or Guaranteed
                                    Period would be less than $500. Withdrawals are not allowed from the Dollar Cost
                                    Averaging Fixed Account Option except upon surrender of the Contract.

                                    To take withdrawals, you must send a written request to our Home Office. If you take a partial withdrawal, you must tell us from which Portfolio(s) and/or Guaranteed Periods under the Guaranteed Interest Period Fixed Account Option we are to take the withdrawal and we will not process the withdrawal until we receive those instructions. Once we receive your valid instructions, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                    There may be a withdrawal charge. If you move money out before the end of a Guaranteed Period under the Guaranteed Interest Period Fixed Account Option, an MVA will apply.

     Repetitive Withdrawals         You may request repetitive
                                    withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

================================================================================
                           ANNUITY PAYMENT PROVISIONS
================================================================================

ANNUITY PAYMENTS                    You must choose a lump sum or start
                                    the Income Phase no later than the maximum annuitization age shown on the contract data page, or an earlier date if required by law.
                                    During the Income Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

                                    To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. If the amount applied to an annuity option is less than $5,000, we may pay you in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching to the Income Phase is
                                    irrevocable. Once you begin receiving
                                    annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments.

     Life Annuity                   The payee receives monthly annuity
                                    payments as long as the Annuitant is living.
                                    Annuity payments stop when the Annuitant dies.

     Life Annuity with Guaranteed   The payee receives monthly annuity payments
     Period                         for the longer of the Annuitant's life or a
                                    guaranteed period of five or more years as selected by you and agreed to by us. If the Annuitant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the Beneficiary may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

     Joint and Survivor Life        The payee receives monthly annuity payments
     Annuity                        as long as the Annuitant is living. After
                                    the Annuitant dies, the payee receives a specified percentage of each annuity payment as long as the second Annuitant is living.
                                    You name the second Annuitant and payment percentage at the time you elect this option. Annuity payments stop on the later of the date the Annuitant dies or the date the second Annuitant dies.

     Payments Based on a Number     The payee receives annuity payments based
     of Years                       on a number of years as selected by you and
                                    agreed to by us. You may select monthly, quarterly, or annual annuity payments. Each annuity payment reduces the number of Accumulation Units and/or value of the Guaranteed Interest Period Fixed Account
                                    Option in the Contract. Each annuity payment made from the Guaranteed Interest Period
                                    Fixed Account Option may be subject to an MVA. Annuity payments continue until the entire value in the Portfolios and/or
                                    Guaranteed Interest Period Fixed Account
                                    Option has been paid out. You can stop these annuity payments and receive a lump sum equal to the remaining contract value plus or minus any MVA if applicable. This option does not promise to make payments for the Annuitant's life. If the Owner dies before all annuity payments have been made, there will be a death benefit payable in accordance with the "DEATH OF OWNER On or After the Annuity Date" provision.

     Automatic Option               If you do not choose an annuity
                                    option at least 30 days before the latest
                                    Annuity Date allowed under this Contract, we will make annuity payments under the Payments Based on a Number of Years annuity option. The number of years will be equal to the Annuitant's life expectancy.

CALCULATION OF ANNUITY PAYMENTS     You can choose whether
                                    annuity payments will be made on a fixed basis, variable basis, or both. If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Date. After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

                                    The calculation for annuity payments under the Payments Based on a Number of Years annuity option is described above in "Annuity Payments - Payments Based on a Number of Years". The following calculations apply to all other annuity options.

     Fixed Annuity Payments         The dollar amount of each
                                    fixed annuity payment will stay the same.
                                    This amount will be calculated by applying the contract value that you want to use to purchase fixed annuity payments, adjusted for any MVA, to the Fixed Annuity Purchase
                                    Rate Table of this Contract, or the current rates at that time if more favorable to you.
                                    If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

     Variable Annuity Payments      The dollar amount of each
                                    variable annuity payment will vary depending on the investment performance of the Portfolios that you selected.

                                    First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

                                    Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

                                        Number of Variable Annuity Units: The
                                        number of Annuity Units credited for
                                        each Portfolio is the amount of the
                                        first annuity payment attributable to
                                        that Portfolio divided by the value of
                                        the applicable Annuity Unit for that
                                        Portfolio as of the 15th day of the
                                        month preceding the Annuity Date. The
                                        number of Annuity Units used to
                                        calculate the variable annuity payment
                                        each month remains constant unless you
                                        change Portfolio elections.

                                        Value of Variable Annuity Units: The
                                        value of an Annuity Unit will usually
                                        increase or decrease from one month to
                                        the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                        o the value of that Annuity Unit as of
                                          the 15th day of the preceding month
                                          (or the next day that the NYSE is
                                          open);
                                        o multiplied by the Net Investment
                                          Factor(s) for that Portfolio; and
                                        o divided by the Assumed Investment
                                          Factor for the period.

                                        The Net Investment Factor is a number
                                        that represents the change in the
                                        Accumulation Unit value of a Portfolio
                                        on successive days when the NYSE is
                                        open. The Net Investment Factor for any
                                        Portfolio for any valuation day is
                                        determined by dividing the current
                                        Accumulation Unit value by the prior
                                        day's Accumulation Unit value. The Net
                                        Investment Factor will likely be
                                        different than the Assumed Investment
                                        Factor, and therefore the Annuity Unit
                                        value will usually increase or decrease.

                                        The Assumed Investment Factor for a
                                        one-day valuation period is 1.00010746.
                                        This factor neutralizes the assumed
                                        investment return of 4% in the Variable
                                        Annuity Purchase Rate Table.

                                    We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

     Changing Portfolio Elections   After the Annuity Date, you may request to
     after the Annuity Date         change Portfolio elections once a month.
                                    Transfers are not allowed to or from the Fixed Account Options. Changes will affect the number of units used to calculate annuity payments.

================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF ANNUITANT                 If the Annuitant is not an Owner and the
Prior to the Annuity Date          Annuitant dies before the Annuity Date, you
                                   must designate a new Annuitant. If no
                                   designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

                                   If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner.

Death of Owner                     If any Owner dies before the Annuity Date,
Prior to the Annuity Date          we will pay a death benefit to the:
                                   o surviving Owner or joint Owner; or if
                                     none, then
                                   o surviving primary Beneficiary(ies); or if
                                     none, then
                                   o surviving contingent Beneficiary(ies); or
                                     if none, then
                                   o the estate of the last Owner to die.

     Calculation of Death Benefit   The death benefit is the higher of:
                                    (1)  the current contract value; or
                                    (2)  if the death benefit is payable upon
                                         the sole Owner's or oldest joint
                                         Owner's death, the minimum guaranteed
                                         death benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:

                                    o the date we receive proof of
                                      death and the Beneficiary's election of
                                      how to receive payment; or
                                    o six months from the date of death.

                                    For the purpose of comparing these amounts to determine which is higher, we will not adjust the current contract value for any applicable MVA. However, if we determine that the current contract value is the higher amount and if the death benefit is withdrawn within 60 days after we receive proof of death, we will increase the death benefit for a positive MVA but we will not decrease it for a negative MVA. If the death benefit is withdrawn more than 60 days after we receive proof of death, any MVA, whether positive or negative, will apply.

                                    Required information received within 6
                                    months of the date of death: If the
                                    minimum guaranteed death benefit
                                    exceeds the contract value, we will add
                                    the difference to the contract value on
                                    the date we receive the required
                                    information so that the contract value
                                    will equal the minimum guaranteed death
                                    benefit. This additional amount will be
                                    allocated to the investment options in
                                    accordance with instructions we receive
                                    from the Beneficiary. Thereafter, the
                                    contract value will be subject to
                                    investment performance and applicable
                                    charges until the date the death
                                    benefit is paid.

                                    Required information received more than
                                    6 months after the date of death: If
                                    the minimum guaranteed death benefit
                                    exceeds the contract value on the
                                    6-month anniversary of the date of
                                    death, we will credit the difference
                                    with interest at the prevailing money
                                    market rates from the 6-month
                                    anniversary until the date we receive
                                    the required information. At that time
                                    we will allocate this additional
                                    amount, with the credited interest, to
                                    the investment options in accordance
                                    with instructions we receive from the
                                    Beneficiary. Thereafter, the contract
                                    value will be subject to investment
                                    performance and applicable contract
                                    charges until the date payment is made.

                                    The initial minimum guaranteed death benefit is equal to the first Purchase Payment. It is reset on each 5-year contract anniversary until the oldest Owner attains age 75. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

                                    The minimum guaranteed death benefit is
                                    immediately increased by additional Purchase
                                    Payments and adjusted for withdrawals and annuity payments made under the Payments Based on a Number of Years annuity option. After such withdrawal or annuity payment, the minimum guaranteed death benefit will be recalculated by multiplying the prior minimum guaranteed death benefit by the ratio of the contract value after the withdrawal or annuity payment to the contract value before the withdrawal or annuity payment.

     Payment of Death Benefit       To pay the death benefit,
                                    we need proof of death, such as a certified copy of a death certificate, plus written direction from the Beneficiary regarding how he or she wants to receive the money. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

                                    The Beneficiary may elect to receive the death benefit as:
                                    o    a lump sum payment or series of
                                         withdrawals that are completed within
                                         five years from the date of death; or
                                    o    annuity payments made over the
                                         Beneficiary's life or life expectancy.
                                         To receive annuity payments, the
                                         Beneficiary must make this election
                                         within 60 days from our receipt of
                                         proof of death. Annuity payments must
                                         begin within one year from the date of
                                         death. Once annuity payments begin,
                                         they cannot be changed.

                                    If the Beneficiary is the Owner's spouse, the spouse may have the option to continue the Contract and will then be the Owner of the Contract. If this spouse is also the oldest joint Owner, the minimum guaranteed death benefit will apply on the death of this spouse. Otherwise, the benefit on the death of your spouse will be the contract value. If a Beneficiary entitled to receive a death benefit dies before the death benefit is distributed to the Beneficiary, we will pay the death benefit to the Beneficiary's named Beneficiary or, if none, to the Beneficiary's estate.

DEATH OF ANNUITANT                  If the Annuitant is not the Owner and dies
                                    after the Annuity Date, then we will
                                    continue On or After the Annuity Date paying any remaining annuity payments to the Owner.

DEATH OF OWNER                      If the Owner dies after the Annuity Date,
On or After the Annuity Date        then any amounts paid after the death of the
                                    Owner will depend on which
                                    annuity option was selected. If the Owner dies while annuity payments are being paid under the Payments
                                    Based on a Number of Years annuity option, we will pay a death benefit calculated in the same manner as a death benefit determined during the Accumulation Phase. If the Owner dies while annuity payments are being paid under another option, we will pay any remaining annuity payments in accordance with that option. We will pay remaining annuity payments at least as rapidly as under the annuity option then in effect. The right to receive the death benefit or change the payee for remaining annuity payments is determined as follows:
                                    o    the surviving Owner or joint Owner;
                                         or if none, then
                                    o    the surviving primary Beneficiary(ies);
                                    or if none, then
                                    o    the surviving contingent
                                         Beneficiary(ies);  or if none, then
                                    o    the estate of the last Owner to die.

================================================================================
                               GENERAL PROVISIONS
================================================================================

ACCOUNT STATEMENTS                  At least once each calendar year
                                    we will furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS              You can assign or otherwise
                                    transfer this Contract. To the extent
                                    allowed by law, payments under this Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS                      All written communications to you will be
                                    addressed to you at your last known address on file with SAFECO Life.

                                    All written communications to SAFECO Life must be addressed to SAFECO Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690,
                                    Seattle, Washington 98124-1690.

ESSENTIAL DATA                      You and each person entitled to receive
                                    benefits under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this
                                    Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

MISSTATEMENT OF AGE OR SEX          We may require satisfactory proof of correct
                                    age or sex at any time.  If annuity
                                    payments are based on life or life
                                    expectancy and the age or sex of any
                                    Annuitant has been misstated, annuity
                                    payments will be based on the corrected
                                    information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid.

NONPARTICIPATION                    This Contract is nonparticipating, which
                                    means it will not share in any distribution of profits, losses, or surplus of SAFECO
                                    Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that
                                    underlie the contract values invested in the Portfolios. The assets in the Separate
                                    Account are the property of SAFECO Life.
                                    However, assets in the Separate Account
                                    that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
                                    Account are credited to or charged against the Separate Account without regard to other income, gains or losses of SAFECO Life.

STATE REQUIRED BENEFITS             The benefits of this
                                    Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone
                                    payment of annuity payments, withdrawals, or
 WITHDRAWALS, OR TRANSFERS          transfers from the Portfolios for any
                                    period of time when:
                                    o the NYSE is closed (other than
                                      customary weekend or holiday closings);
                                    o trading on the NYSE is restricted;
                                    o an emergency exists such that disposal of
                                      or determination of the value of the
                                      Portfolio shares is not reasonably
                                      practicable; or
                                    o the SEC, by order, so
                                      permits for your protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed Account Options for a period of 6 months after receiving the request. The interest rate credited to the Fixed Account Options during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate
                                    when SAFECO Life has completed all of its duties and obligations under the Contract.

THE CONTRACT                        The Contract, contract data page,
                                    and contract application, as may be amended, and any endorsements are the entire
                                    Contract. Only an authorized officer of
                                    SAFECO Life may change this Contract. Any change must be in writing. SAFECO Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       SAFECO Life is the legal owner of the
                                    Portfolios' shares. However, when a
                                    Portfolio solicits proxies in connection
                                    with a shareholder vote, we are required to
                                    ask you for instructions as to how to vote
                                    those shares. All shares are voted in the
                                    same proportion as the instructions we
                                    received. Should we determine that we are no
                                    longer required to comply with the above, we
                                    will vote the shares in our own right.
================================================================================

================================================================================
                          ANNUITY PURCHASE RATE TABLES
================================================================================
                      VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 Years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

       Consideration Required to Purchase $1 of Monthly Variable Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity             100% Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $197.53        $212.16        $198.19        $212.54        $200.20        $213.72        $230.94        $231.73
   61         193.64         208.52         194.37         208.94         196.57         210.24         227.76         228.55
   62         189.65         204.77         190.44         205.23         192.88         206.66         224.45         225.24
   63         185.55         200.90         186.42         201.42         189.13         202.98         221.03         221.82
   64         181.35         196.93         182.31         197.50         185.33         199.22         217.48         218.27
   65         177.06         192.84         178.12         193.47         181.50         195.37         213.81         214.59
   66         172.68         188.65         173.87         189.33         177.63         191.43         210.02         210.80
   67         168.23         184.34         169.56         185.09         173.76         187.42         206.09         206.87
   68         163.72         179.91         165.22         180.74         169.88         183.34         202.05         202.82
   69         159.18         175.37         160.85         176.29         166.01         179.20         197.88         198.65
   70         154.60         170.71         156.48         171.73         162.17         175.01         193.59         194.36
   71         150.02         165.94         152.11         167.08         158.37         170.78         189.18         189.96
   72         145.44         161.07         147.76         162.36         154.62         166.52         184.66         185.44
   73         140.86         156.11         143.42         157.57         150.93         162.26         180.03         180.82
   74         136.27         151.08         139.09         152.73         147.30         158.01         175.30         176.10
   75         131.68         145.99         134.77         147.87         143.74         153.79         170.48         171.30
   76         127.09         140.88         130.49         143.00         140.26         149.63         165.58         166.41
   77         122.51         135.74         126.25         138.13         136.87         145.54         160.59         161.45
   78         117.95         130.59         122.05         133.29         133.58         141.54         155.55         156.44
   79         113.42         125.44         117.92         128.46         130.42         137.65         150.44         151.38
   80         108.93         120.28         113.85         123.67         127.38         133.89         145.29         146.29
   81         104.49         115.13         109.87         118.94         124.48         130.28         140.10         141.17
   82         100.10         110.01         105.98         114.28         121.74         126.86         134.89         136.05
   83          95.78         104.94         102.19         109.72         119.16         123.63         129.67         130.95
   84          91.53          99.92          98.50         105.28         116.75         120.62         124.46         125.87
   85          87.36          94.99          94.94         100.98         114.50         117.82         119.27         120.86
   86          83.26          90.15          91.50          96.85         112.41         115.23         114.12         115.93
   87          79.24          85.43          88.21          92.92         110.47         112.85         109.02         111.09
   88          75.30          80.83          85.06          89.19         108.68         110.66         103.99         106.39
   89          71.50          76.43          82.09          85.70         107.04         108.66          99.07         101.85
   90          67.84          72.24          79.28          82.44         105.56         106.88          94.29          97.48

* The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life
     Annuity initially equivalent to a monthly income of $1,000 will cost
     $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

**   Annuitant and second Annuitant are assumed to be the same age.



                        FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

         Consideration Required to Purchase $1 of Monthly Fixed Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity             100% Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $255.94        $279.92        $256.65         $280.33       $258.98        $281.70        $311.12        $312.00
   61         249.36         273.38         250.13         273.83         252.70         275.34         304.87         305.74
   62         242.72         266.76         243.56         267.26         246.40         268.91         298.51         299.38
   63         236.01         260.05         236.93         260.60         240.09         262.42         292.04         292.90
   64         229.25         253.27         230.27         253.88         233.78         255.88         285.46         286.33
   65         222.44         246.42         223.57         247.09         227.50         249.29         278.79         279.65
   66         215.61         239.50         216.87         240.23         221.25         242.67         272.02         272.88
   67         208.76         232.51         210.18         233.31         215.06         236.02         265.15         266.01
   68         201.92         225.45         203.52         226.33         208.93         229.36         258.20         259.05
   69         195.12         218.32         196.91         219.30         202.90         222.69         251.16         252.02
   70         188.37         211.14         190.37         212.22         196.98         216.04         244.06         244.91
   71         181.68         203.90         183.91         205.12         191.19         209.41         236.88         237.74
   72         175.07         196.62         177.54         198.00         185.53         202.84         229.66         230.51
   73         168.55         189.33         171.28         190.88         180.01         196.34         222.38         223.25
   74         162.10         182.04         165.10         183.81         174.64         189.94         215.08         215.95
   75         155.71         174.78         159.01         176.79         169.43         183.67         207.75         208.64
   76         149.41         167.58         153.04         169.85         164.39         177.55         200.41         201.33
   77         143.20         160.44         147.18         163.00         159.52         171.61         193.08         194.03
   78         137.08         153.39         141.45         156.26         154.85         165.86         185.77         186.75
   79         131.07         146.41         135.87         149.64         150.39         160.32         178.49         179.52
   80         125.19         139.52         130.43         143.14         146.14         155.02         171.25         172.34
   81         119.42         132.74         125.16         136.80         142.13         149.99         164.06         165.23
   82         113.80         126.08         120.06         130.63         138.35         145.25         156.95         158.22
   83         108.31         119.55         115.13         124.65         134.83         140.82         149.93         151.31
   84         102.96         113.18         110.38         118.89         131.56         136.71         143.01         144.54
   85          97.76         106.98         105.83         113.37         128.54         132.93         136.21         137.93
   86          92.70         100.97         101.48         108.12         125.74         129.45         129.54         131.50
   87          87.79          95.16          97.34         103.14         123.18         126.28         123.02         125.27
   88          83.02          89.57          93.42          98.48         120.82         123.38         116.67         119.26
   89          78.46          84.26          89.74          94.14         118.68         120.77         110.53         113.52
   90          74.10          79.24          86.28          90.11         116.76         118.46         104.61         108.05

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity adjusted for any MVA and after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $222,440.

** Annuitant and second Annuitant are assumed to be the same age.

                               CONTRACT DATA PAGE



PRODUCT:  SPINNAKER(R) ADVISOR - [NON-QUALIFIED ANNUITY]

OWNER:    [JOHN ALAN DOE]

     [1234 MAIN ST.]

     [ANY CITY, ANY STATE  99999-9999]

ANNUITANT:          [JOHN DOE]

CONTRACT NUMBER:    [LP12345678]

INITIAL PURCHASE PAYMENT:  [$50,000]

CONTRACT DATE:      [5/01/2002]

ANNUITANT'S AGE ON CONTRACT DATE:   [35]

ANNUITY DATE        [6/01/2035]

DELIVERED IN THE STATE OF  [ANY STATE]      AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE:  85

MAXIMUM ANNUITIZATION AGE: 90 (annuity payments must begin prior to the Annuitant's 91st birthday)

MINIMUM INITIAL PURCHASE PAYMENT:   $10,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT:        $30

MINIMUM ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS: Dollar Cost  Averaging  Fixed  Account  Option - $5,000.  Enhanced  Fixed  Account
     Option - No minimum.  Guaranteed Interest Period Fixed Account Option - $1,000 for each selected Guaranteed Period.

MINIMUM WITHDRAWAL: $250, or the contract value if less.

MORTALITY AND EXPENSE RISK CHARGE:  Equal on an annual basis to 1.25% of the average daily net assets of each Portfolio.

ASSET RELATED ADMINISTRATION CHARGE:        Equal on an annual basis to 0.20% of the average daily net assets of each Portfolio.

DISTRIBUTION CHARGE: May be assessed on a withdrawal from the Enhanced Fixed
     Account Option if the withdrawal, together with prior withdrawals and transfers taken during the Contract Year, exceed 15% of the Enhanced Fixed Account value.

          Contract Year                        Distribution Charge
          --------------------------           -------------------------------------
          1                                    5% of amount withdrawn
          2                                    5% of amount withdrawn
          3                                    5% of amount withdrawn
          4                                    5% of amount withdrawn
          5                                    5% of amount withdrawn
          6                                    4% of amount withdrawn
          7                                    3% of amount withdrawn
          8                                    2% of amount withdrawn
          After 8                              0% of amount withdrawn


WITHDRAWAL CHARGE:  $25 or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in any
     Contract Year.

TRANSFER CHARGE:  $10 or 2% of amount  transferred, whichever is less, for each  transfer  after the 12th  transfer in any Contract
     Year.

MARKET VALUE ADJUSTMENT:   MVA = W x (Ic - In) x Fs where

W = the amount withdrawn, transferred, or annuitized from a Guaranteed Period under the Guaranteed Interest Period Fixed Account Option;

Ic  =     the interest rate, in decimal form, credited on the money withdrawn, transferred, or annuitized;

In = the interest rate, in decimal form, that would be credited on new money allocated to a Guaranteed Period of the same duration as the Guaranteed Period from which money is being taken;

Fs = the adjustment factor, which varies by the length of time remaining in the Guaranteed Period and the interest rate credited on the money withdrawn, transferred, or annuitized;

s = number of years remaining until the end of the Guaranteed Period from which money is being taken. The adjustment factor for partial years will be interpolated between whole-year adjustment factors.

         Adjustment Factors (Fs)
         Number of Years

         Remaining in the  Guaranteed      Where              Where
              Period
                                           Ic < 6%            Ic >= 6%
         -----------------------------     -------------      -------------
         0                                 0.00               0.00
         1                                 0.90               0.90
         2                                 1.80               1.75
         3                                 2.60               2.50
         4                                 3.40               3.15
         5                                 4.10               3.80
         6                                 4.80               4.35
         7                                 5.40               4.85
         8                                 6.00               5.35
         9                                 6.50               5.75
         10                                7.00               6.15


The MVA will be adjusted if, upon total withdrawal from a Guaranteed Period, the MVA would reduce your value in that Guaranteed Period below 100% of the original amount allocated to that Guaranteed Period accumulated at 3% annualized interest and adjusted for any prior withdrawals.



PREMIUM TAXES:      As of the contract date, premium taxes are not charged in your state.

ELIGIBLE INVESTMENTS:

[SAFECO RST Bond Portfolio]                                     [Fidelity(R)VIP Growth & Income Portfolio]

[SAFECO RST Equity Portfolio]                                   [Fidelity(R)VIP Growth Opportunities Portfolio]

[SAFECO RST Growth Opportunities Portfolio]                     [Franklin Small Cap Fund - Class 2]

[SAFECO RST Money Market Portfolio]                             [Franklin U.S. Government Fund - Class 2]

[SAFECO RST Northwest Portfolio]                                [INVESCO VIF-Real Estate Opportunity Fund]

[SAFECO RST Small Company Value Portfolio]                      [JPMorgan U.S. Disciplined Equity Portfolio]

[AIM V.I. Aggressive Growth Fund (Series I Shares)]             [Mutual Shares Securities Fund - Class 2]

[AIM V.I. Growth Fund (Series I Shares)]                        [Scudder VS I Balanced Portfolio]

[American Century(R)VP Balanced]                                 [Scudder VS I International Portfolio]

[American Century(R)VP International]                            [Templeton Developing Markets Securities Fund - Class 2]

[American Century(R)VP Value]                                    [Templeton Growth Securities Fund - Class 2]

[Dreyfus IP - MidCap Stock Portfolio - Initial Shares]          SAFECO Life Dollar Cost Averaging Fixed Account Option

[Dreyfus IP - Technology Growth Portfolio - Initial Shares]          6-month period

[The Dreyfus Socially  Responsible Growth Fund, Inc. - Initial       12-month period
     Shares]
                                                                SAFECO Life Enhanced Fixed Account Option
[Dreyfus VIF - Appreciation Portfolio - Initial Shares]
                                                                SAFECO Life Guaranteed Interest Period Fixed Account Option
[Dreyfus VIF - Quality Bond Portfolio - Initial Shares]
                                                                     1-Year Guaranteed Period
[Federated High Income Bond Fund II]
                                                                     2-Year Guaranteed Period
[Federated Utility Fund II]
                                                                     3-Year Guaranteed Period
[Fidelity(R)VIP Growth Portfolio]
                                                                     4-Year Guaranteed Period

                                                                     (Longer  Guaranteed Periods may
                                                                     be available. Contact your Registered
                                                                     Representative of SAFECO Life for details.)

SEPARATE ACCOUNT:   SAFECO Separate Account C

ANNUITY SERVICE OFFICE:
Home Office:                                                     Mailing Address:

SAFECO Life Insurance Company                                    SAFECO Life Insurance Company

Retirement Services                                              Retirement Services

5069 154th Place NE                                              P.O. Box 34690

Redmond, WA  98052-9669                                          Seattle, WA  98124-1690

Telephone:          800-472-3326

Fax: 425-376-5599


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Spinnaker(R)is a registered trademark of SAFECO Life Insurance Company